UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Filed by Varian, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Varian, Inc.

Commission File No.: 000-25393

The following e-mail was sent to Varian employees on July 27, 2009

Subject: Agilent Technologies to Acquire Varian, Inc., Expanding Options for Customers

Today we are pleased to share an important and exciting announcement. Varian has just signed an agreement to be acquired by Agilent Technologies. As many of you know, Agilent is a $5.8 billion company with 19,000 employees, serving both electronic measurement and bio-analytical measurement markets.

We both believe that our two companies will benefit by joining forces. Agilent has size, resources and global sales coverage that will enhance the growth of Varian businesses. Like Varian, Agilent has a long history as a technology leader and a solid reputation of integrity and dedication to customers. Together, our two companies can share and build on our complementary technologies. The possibilities go beyond technologies because, in addition, we each bring expertise across different geographies and applications. For instance, while Varian is well-established in energy and environmental applications, Agilent is a leader in food safety.

Our customers will clearly benefit. We will be able to provide them with the most comprehensive set of solutions across a wider range of industries immediately after the transaction closes. And we will be better positioned than ever to create innovative new products and services in the future.

Your knowledge and experience will be invaluable to the combined company as we go forward. Agilent and Varian believe we both have some of the best talent in the industry. Agilent’s culture is casual and collaborative, and similar to Varian’s in many ways. Both companies were Silicon Valley pioneers centered on innovation. And it is from that rich heritage that we will take the next step together in building the future.

We are both excited about today’s announcement. We hope you will share our enthusiasm for the new opportunities that it presents for our companies and our employees.

Agilent expects the acquisition to be final before calendar year-end, subject to regulatory approval and customary conditions including approval by Varian’s shareholders. Until then, please remember that we remain two separate companies and must continue to operate our businesses as usual. We know you will have many questions. We will provide further information and we will continue to provide you regular updates as we progress toward closing this deal.

Your efforts and those of Agilent employees have helped create two strong companies. Soon we hope that you will be part of a united entity providing the very best of the tools people need to protect and improve the world.

Garry Rogerson Chairman and CEO, Varian, Inc.	Bill Sullivan President and CEO, Agilent Technologies

http://phx.corporate-ir.net/phoenix.zhtml?c=86681&p=irol-news&nyo=0

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Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This email contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Agilent to successfully integrate Varian’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this email.

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